Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”), made and entered into as of September 19th, 2013 (hereinafter referred to as the “Agreement Date”), by and between Universal Entertainment SAS, Ltd., a corporation formed under the laws of the Country of Colombia (the "Seller"), and Universal Entertainment SAS, Inc., a Florida corporation (the “Purchaser") (collectively, the “Parties”).

WHEREAS, Seller and Purchaser are executing this Agreement to document the terms under which Purchaser has agreed to acquire certain assets of Seller.

NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth and the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby covenant and agree as follows:

ARTICLE I. TERMS OF TRANSACTION

Section 1.01

Sale of Assets.  Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, convey and assign to Purchaser, and Purchaser hereby agrees to acquire from the Seller, the following assets (collectively, the “Assets”):

(a)

The furniture, fixtures and equipment listed on Exhibit A, and computer software installed thereon;

(b)

All contracts, agreements and purchase orders pertaining to the Assets, including without limitation the Seller’s rights under any purchase orders, sales agreements, purchase agreements or warranties, express or implied;

(c)

All documents relating to the Assets, including without limitation any contracts, bids, proposals, invoices, contracts, warranties, correspondence, notices, software licenses or agreements, plans, specifications, designs, notes, memoranda, customer information, or correspondence.

Section 1.02

Purchase Price.  As full consideration for the purchase and sale of the Assets, Purchaser shall pay the Seller $3,490,107 (the “Purchase Price”) by the issuance to the Seller of 17,450,535 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Goldland Holdings Co., a Delaware corporation (“Goldland”), after giving effect to the Reverse Split (as hereinafter defined), which Shares shall have an agreed value of $0.20 per share. The purchase and sale of the Assets and the issuance of the Shares to the Seller shall take place on the Closing Date, as hereinafter defined.

Section 1.03

No Assumption of Liabilities of Seller.  Purchaser shall not assume, or be responsible for paying, any debts, liabilities or obligations of Seller. Seller covenants and agrees that its total liabilities are less than the Purchase Price, and that the Seller will promptly satisfy in full all liabilities of the Seller.  Seller hereby indemnifies and holds Purchaser harmless against any liabilities of Seller, as well as any attorneys’ fees incurred by Purchaser as a result of any such liability of Seller.  The Purchaser waives compliance by the Seller with the provisions of any applicable bulk transfer laws of any jurisdiction as they may pertain to this Agreement.

Section 1.04

Closing. The consummation of the purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Investment Law Group of Davis  Gillett Mottern & Sims, LLC, 1230 Peachtree Street, N.E., Suite 2445, Atlanta, Georgia 30309, commencing at 10:00 a.m. (local time) on the date that is five (5) business days following the satisfaction of all conditions listed in Article V, unless Purchaser and Seller otherwise agree.

Section 1.05

Brokers. The Seller represents to Purchaser that the Seller has not engaged any broker or agent in regard to the sale of the Seller or the Assets. The Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) Purchaser shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Seller, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Seller or the Assets. Purchaser represents to the Seller that it has not engaged any broker or agent in regard hereto or to the sale and purchase of the Seller or the Assets, and Purchaser hereby agrees to indemnify the Seller and hold the Seller harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) the Seller shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Purchaser, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Seller or the Assets.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

As an inducement to and to obtain the reliance of the Purchaser, the Selling Parties represent, warrant and covenant to the Purchaser as follows:

Section 2.01

Organization, Standing and Power. The Seller is a corporation, validly existing and in good standing under the laws of the country of Colombia and has all requisite power and authority to own, lease, operate and carry on the Seller’s business as it is now being conducted.  The Seller is not required to be licensed, qualified or authorized as a foreign company in any jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean any effect on the then business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or business prospects of the Seller that is materially adverse to the Seller.

Section 2.02

Authority. This Agreement has been duly authorized by all necessary action of the Seller. This Agreement has been validly executed and delivered by each of the Seller and is enforceable against it. The execution, delivery, and performance by the Seller of this Agreement does and will not (1) conflict with, or result in a breach or violation of or default, (or give rise to any right of termination, cancellation or acceleration), under the Articles of Incorporation or bylaws of the Seller, or conflict with, or result in a breach or violation of, or default under (or give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, indenture, lease, license, permit, agreement, Encumbrance, or any other instrument or obligation to which the Seller may be a party, or by which the Seller may be bound; or (2) violate any law or order applicable to the Seller.  No consent or approval by any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Seller.

Section 2.03

Compliance with Law. The Seller possesses all rights, privileges, memberships, licenses, franchises, and leases which are material to the ownership and operation of the Assets or the conduct of the business of the Seller in all places where such business is now being conducted. To the knowledge and belief of the Seller, the conduct by the Seller of its business does not violate any laws currently in effect.

Section 2.04

Financial Statements.

The Seller has previously delivered to the Purchaser the financial statements of the Seller and the Lessee (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied and present fairly the financial position, assets and liabilities of as at the dates thereof and the revenues, expenses, results of operations and cash flows of the Seller and the Lessee for the periods covered then ended. The Financial Statements are in accordance with the books and records of the Seller and the Lessee, and do not reflect any transactions which are not bona fide transactions. The Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of as of the date thereof. All of the Seller’s revenues that have arisen in connection with the business and that are reflected on the Financial Statements shall have arisen only from bona fide transactions in the ordinary course of business.

Section 2.05

Absence of Material Adverse Change. Except as disclosed in or reflected in the Financial Statements, since the date of the Financial Statements, neither the Seller nor the Lessee has (i) suffered any Material Adverse Effect, or (ii) suffered any damage, destruction or loss to any of their assets or properties (whether or not covered by insurance).

Section 2.06

Absence of Undisclosed Liabilities. As of the date hereof, the Seller has no material obligations or liabilities of any nature, whether absolute, accrued, fixed, contingent or otherwise, whether due or to become due with respect to or in connection with the business, except and to the extent disclosed in the Financial Statements and those arising in the ordinary course of business since the date of the Financial Statements.

Section 2.07

Material Agreements.

(a)

The Seller has delivered to Purchaser a correct and complete copy of each written contract to which the Seller is a party and a written summary setting forth the terms and conditions of each oral contract to which the Seller is a party (a “Contract”). With respect to each such Contract:

(i)

the Contract is Enforceable;

(ii)

to the knowledge of the Seller the Contract will continue to be enforceable on identical terms following the assignment of the Contract to the Purchaser hereunder;

(iii)

the Seller (and to the knowledge of the Seller, any counter-party) are not in breach of such Contract, and to the knowledge of the Seller, no event has occurred that, with notice or lapse of time, would constitute a breach under the Contract;

(iv)

to the knowledge of the Seller, no party to the Contract has repudiated any provision of the Contract; and

(v)

The Seller has no reason to believe that the Seller will not be able to comply with the terms and conditions of any Contract to which it is a party without a material increase in its technical or personnel resources, or any other material increases in the cost of satisfying any covenants or conditions under such Contract.

Section 2.08

Tax Matters. The Seller has filed all tax returns required to be filed and all taxes shown by such returns or to the knowledge of Seller claimed by any taxing authority to be due and payable have been paid or accrued by the Seller as the case may be. All tax returns and reports filed by the Seller are true, correct and complete. All taxes that the Seller is or was required to withhold, deduct or collect have been duly withheld, deducted and collected, and to the extent required, have been paid to the governmental authority. No examination of the tax returns of the Seller has been made by any taxing authority since 1996. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against the Seller nor are there any orders now pending against the Seller in respect of any unpaid tax, or any matters under discussion with any governmental authority relating to any amount of unpaid taxes. Except to the extent of any reserves which are specifically reflected on the Financial Statements, there are no liabilities to any federal, state or local taxing authority, which is due or which will become due for any period commencing prior to the date of such balance sheets. The Seller has made available to the Purchaser true, complete and correct copies of the Seller’s federal and state income tax returns for the last two (2) taxable years and made available such other tax returns of the Seller requested by Purchaser.

Section 2.09

The Assets. The Seller has good and marketable title to the Assets free and clear of all encumbrances of any nature whatsoever.  All machinery and equipment included in the Assets is in good operation and repair.

Section 2.10

Agreements in Force and Effect. All Contracts furnished by the Seller to the Purchaser or referred to in any list or schedule or updated schedule furnished by the Seller to the Purchaser are complete, accurate and enforceable and at the time of Closing will be in full force and effect, except as otherwise indicated therein. To the knowledge of the Seller, the Seller is not in breach of any material provision of, or in default in any material respect under the terms of any Contract.

Section 2.11

Legal Proceedings, etc. To the knowledge of the Seller, there is no order, or any legal, equitable, administrative, arbitration or other proceeding or governmental investigation pending or threatened with respect to the Assets, which, alone or in the aggregate, might result in money damages payable by the Seller or which might result in a Material Adverse Effect or an injunction against the Seller.  The Seller is not a party to any agreement or instrument, or subject to any charter or other restrictions or any judgment, law, order, writ injunction, decree, rule, regulation, code or ordinance which might reasonably be expected to result in a Material Adverse Effect.

Section 2.12

Books and Records. The financial records of the Seller are in all material respects complete and accurate and represent actual, bona fide transactions, and have been maintained in accordance with good business practices, consistently applied, and all applicable laws, orders, and regulations.

Section 2.13

Questionable Payments. The Seller has not violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of monies or other assets; made any false or fictitious entries on the books or records of the Seller; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or any material favor or gift which is not deductible for tax purposes.

Section 2.14

Insurance.  All insurance policies listed on Exhibit A, attached hereto and made a part hereof, are in full force and effect. The Seller has delivered to Purchaser complete and correct copies of all insurance policies together with all riders and amendments thereto maintained by the Seller for the benefit of or in connection with the Assets or the business. The Seller is not in default under any of its insurance policies, and the Seller has not been refused any insurance coverage in connection with the ownership or use of the Assets.  The Seller has carried adequate insurance with respect to risks usually insured against by companies conducting business similar to the business for the last two years, and does not have any knowledge of any facts indicating that any insurer that has provided insurance to the Seller during such period is or may be insolvent or unable to pay claims as they come due.

Section 2.15

Investment Representations of Purchaser.  With respect to the Shares to be issued to the Seller hereunder, the Seller hereby represents and warrants to the Purchaser and Goldland:

(a)

The Seller is acquiring the Shares for the Seller’s own account and not with a view toward the gifting, distribution or resale thereof, and the Seller agrees that the Seller will not sell or offer to sell any portion of the Shares, or negotiate in respect thereof with any person or persons whomsoever, so as thereby to bring the transaction in which the Seller acquired the Shares or any other offering of interests in the Company within the provisions of Section 5 of the Securities Act of 1933, as amended, or the registration requirement of any other federal or state securities statute.

(b)

The Seller further represents and warrants to the Purchaser and Goldland that (i) the Seller has reviewed the reports filed by Goldland with the Securities and Exchange Commission, which are available free of charge at www.sec.gov, and has been presented with and has acted upon the opportunity to ask questions of and receive answers from the Purchaser and Goldland relating to the business and financial condition of Goldland and to obtain any additional information necessary to verify the accuracy of the information made available to the Seller; (ii) theSeller and the Seller's separate legal counsel have had the opportunity to fully negotiate the terms and conditions of this Agreement; (iii) the Seller understands and acknowledges that the Shares the Seller is acquiring hereby are a speculative security and involves a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendations or endorsement of, such Shares as an investment; (iv) the Seller has such knowledge and experience in business and financial matters that the Seller is capable of evaluating the merits and risks of an investment in the Shares; (v) the Seller's financial situation is such that the Seller can afford the risks of an investment in the Shares; and (vi) the Seller also represents that it and its beneficial owners have (i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Shares.

(c)

The Seller has its principal office within the Country of Colombia, and Claudia Cifuentes is a resident of the above country.

(d)

The Seller has become aware of the offering of the Shares otherwise than by means of general advertising or general solicitation.

(e)

The Seller understands and agrees that Goldland prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control1 (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure2, unless Goldland, after being specifically notified by the undersigned in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank3 (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”). The Seller represents and warrants that neither it nor its beneficial owners is a Prohibited Person.

(f)

The representations, warranties and covenants set forth in this Agreement shall survive the execution and delivery of this Agreement.

1

The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

2

Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws.  A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3

Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate.  A post office box or electronic address would not be considered a physical presence.  A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 3.01

Organization, Standing and Power. The Purchaser is a limited liability company validly existing and in good standing under the laws of the state of Delaware.

Section 3.02

Authority. This Agreement has been duly authorized by all necessary action of the Purchaser. This Agreement has been validly executed and delivered by the Purchaser. The execution, delivery, and performance of this Agreement, and all related instruments and agreements by the Purchaser does not and will not (1) conflict with or result in any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under, the respective Certificate of Incorporation or Bylaws of the Purchaser, or default under (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which the Purchaser may be a party or by which the Purchaser may be bound; or (2) violate any law or order applicable to the Purchaser. No consent or approval by any governmental authority is required in connection with the execution, delivery and performance of this Agreement by the Purchaser.

ARTICLE IV. COVENANTS AND ADDITIONAL AGREEMENTS

Section 4.01

Preservation of Business; Access to Documents. From and after the Agreement Date and until the Closing Date, the Seller covenants and agrees that it shall:

(a)

use its best efforts to preserve the Seller’s business organization, goodwill, and business relationships intact and to retain the services of its key employees;

(b)

provided the same does not violate any statute, order, decree, rule, regulation, or contract or disrupt the orderly conduct of the Seller’s business existence, give the Purchaser and its authorized agents full access, during normal business hours, upon reasonable notice, to examine all of its assets, properties, books, records, agreements, and commitments and furnish such agents during such period with all such information concerning its affairs as the other may reasonably request in order to verify the accuracy and completeness of the Seller’s representations and warranties herein; provided. however that each Party and its authorized agents shall hold in confidence all information thus acquired or learned concerning the parties and, if the transactions contemplated by this Agreement are not consummated, all copies of such documents shall immediately thereafter be returned to the appropriate parties;

(c)

use their best efforts to obtain all consents, approvals, and agreements required to carry out the transactions contemplated in this Agreement and to satisfy, or cause to be satisfied, the conditions specified herein; and

(d)

maintain in full force and effect insurance policies providing coverages and amounts of coverage as now provided.

Section 4.02

Business in Ordinary Course. From the Agreement Date to the Closing Date, neither the Seller nor the Purchaser shall do any of the following except as expressly contemplated by this Agreement or except with the prior written consent of the other Party, which consent shall not unreasonably be withheld or delayed:

(a)

declare or pay any distributions on or make other distributions in respect of any of its shares or membership units; (b) split, combine or reclassify any of its shares or membership units or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its shares or its membership units; (c) repurchase, redeem or otherwise acquire any shares or its membership units or any securities convertible into or exercisable for any shares of its shares or membership units; or (d) effect any reorganization or recapitalization;

(b)

issue, pledge, dispose of or encumber, deliver or sell, or authorize or propose the issuance, disposition, encumbrance, pledge, delivery or sale of, any shares of its shares or membership units of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

(c)

except to the extent required to comply with their respective obligations hereunder or required by law, to amend or propose to amend its organizational documents;

(d)

make any change in the company or the operations of the business;

(e)

make any capital expenditure or enter into any contract or commitment therefore, other than capital expenditures or commitments for capital expenditures incurred in the ordinary course of business;

(f)

enter into any contract, agreement, undertaking or commitment, except in the ordinary course of business;

(g)

enter into any contract for the purchase or lease of real property or any option to extend a lease;

(h)

sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any encumbrance on, any of the Assets, other than minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business;

(i)

cancel any debts owed to or claims held (including the settlement of any claims or litigation) other than in the ordinary course of business;

(j)

create, incur, assume, or guarantee or agree to create, incur, assume or guarantee, any indebtedness for borrowed money or enter into, any capitalized lease obligations;

(k)

delay or accelerate payment of any account payable or other liability of the business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business;

(l)

make, or agree to make, any payment of cash or distribution of assets to any affiliates;

(m)

establish, adopt or enter into any new employee benefit plans or agreements (including pension, profit sharing, bonus, incentive compensation, director and officer compensation, severance, medical, disability, life or other insurance plans, and employment agreements) or amend or modify any existing employee benefit plans, or extend coverage of the employee benefit plans, except for extensions of such plans in the ordinary course of business or and as required by applicable law;

(n)

except in the ordinary course of business or as required under the terms of any employment agreements validly existing on the date hereof, (a) increase the compensation payable or to become payable to any employees or independent contractors or otherwise amend any agreement with any employee or independent contract; or (b) take any action with respect to the grant of any severance or termination pay, stay bonus or other incentive arrangement (other than as required by applicable law or as required pursuant to employee benefit plans and policies in effect on the date of this Agreement), nor shall the party amend any such agreement, plan or policy;

(o)

issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of other persons;

(p)

make any loans, advances or capital contributions to, or investments in, any other person;

(q)

permit any insurance policy naming it as a beneficiary, owner or loss payable payee to be canceled or terminated, except in the ordinary course of business;

(r)

enter into any Contract that, if such agreement or contract were in effect on the date hereof, would constitute a material Contract;

(s)

make or revoke any election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or except as may be required by applicable law, make any change to any of its methods of accounting or methods of reporting income or deductions for tax purposes from those employed in the preparation of its tax return most recently filed prior to the date of this Agreement;

(t)

fail to duly and timely file or cause to be filed all tax returns required to be filed with any tax authority or fail to promptly pay or cause to be paid when due all taxes, including interest and penalties levied or assessed;

(u)

take any action that is reasonably likely to result in any of the conditions contemplated herein to not be satisfied;

(v)

make any material change in the accounting policies applied in the preparation of the Financial Statements;

(w)

make any adverse modification to any Contract;

(x)

enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its assets or business;

(y)

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets material to such companies taken as a whole, except for the purchase of assets from suppliers or vendors in the ordinary course of business; or

Section 4.03

Purchaser’s Covenant. From and after the date of this Agreement and until the Closing Date, the Purchaser covenants and agrees that it shall use its best efforts to obtain all consents, approvals, and agreements required to carry out the transactions contemplated in this Agreement and to satisfy, or cause to be satisfied, the conditions specified herein.

ARTICLE V. CONDITIONS TO CLOSING

Section 5.01

Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, in all material respects, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions, but without prejudice to any other right or remedy which Purchaser may have hereunder as a result of any misrepresentation by, or breach of, any agreement, covenant or warranty of Sellers contained in this Agreement.

(a)

Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance of Obligations of Sellers. Sellers shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement. All actions necessary by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

(c)

Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

(d)

No Injunction. No litigation, law or order shall have been instituted, enacted, entered, threatened or proposed to enjoin, restrain, prohibit or obtain damages in respect of this Agreement or the consummation of the transactions contemplated thereby.

(e)

Certificate of Officers. The Seller shall have furnished to the Purchaser a certificate of Julios Kostas and Claudia Patricia Cifuentes Robles, dated as of the Closing Date, to the effect that the representations and warranties of the Seller in this Agreement are true and correct at and as of the Closing Date, and that the Seller has complied with all the agreements and has satisfied all the covenants on its part to be performed hereunder at or prior to the Closing Date.

(f)

No Material Adverse Change. There shall not have occurred since the date of the Financial Statements any Material Adverse Change with respect to the Seller’s business or Assets, or any condition or event which threatens such a Material Adverse Change, and Seller shall have delivered to Purchaser a certificate dated as of the Closing Date certifying as to the foregoing statement.

(g)

Acceptance by the Purchaser. All actions, proceedings, instruments, opinions and documents required or contemplated by this Agreement shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed.

(h)

Instruments of Transfer. The Purchaser shall have received the following instruments of sale, assignment, transfer, and conveyance:

(i)

A bill of sale and assignment in substantially the form attached as Exhibit D hereto fully executed by the Seller conveying the Assets to the Purchaser;

(ii)

Such other duly executed instruments of conveyance and transfer of the Assets as Purchaser may reasonably request prior to the Closing Date as are necessary to vest in the Purchaser all of the Seller’s right, title, and interest in and to the Assets.

(i)

Lease Agreement. The Purchaser shall have received from VOMBLOM & POMARE S.A. y/o CLAUDIA Cifuentes Robles, A company formed under the laws of Colombia (the “Lessee”) an executed lease agreement relating to the Assets in the form attached hereto as Exhibit “A”.

(j)

Consulting Agreements.  The Purchaser shall have received executed consulting agreements with Claudia Patricia Cifuentes Robles, Julios Kosta, in the form attached hereto as Exhibits “B” and “C”.

(k)

Reverse Split.  Goldland shall have effected a 1 for 10 reverse split of its Common Stock (the “Reverse Split”).

Section 5.02

Conditions to Seller’s Obligations. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, in all material respects, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions, but without prejudice to any other right or remedy which Seller may have hereunder as a result of any misrepresentation by, or breach of, any agreement, covenant or warranty of the Purchaser contained in this Agreement.

(a)

Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement. All actions necessary by Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

(c)

Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

(d)

No Injunction. No litigation, law or order shall have been instituted, enacted, entered, threatened or proposed to enjoin, restrain, prohibit or obtain damages in respect of this Agreement or the consummation of the transactions contemplated thereby.

(e)

Certificate of Officers. The Purchaser shall have furnished to the Seller a certificate of Pierre Quilliam, dated as of the Closing Date, to the effect that the representations and warranties of the Purchaser in this Agreement are true and correct at and as of the Closing Date, and that the Purchaser has complied with all the agreements and has satisfied all the covenants on its part to be performed hereunder at or prior to the Closing Date.

(f)

Acceptance by the Seller. All actions, proceedings, instruments, opinions and documents required or contemplated by this Agreement shall have been approved by counsel for the Seller, which approval shall not be unreasonably withheld or delayed.

(g)

Lease Agreement. The Purchaser shall have executed the lease agreement relating to the Assets in the form attached hereto as Exhibit “A”.

(h)

Consulting Agreements.  The Purchaser shall have executed the consulting agreements with Claudia Patricia Cifuentes Robles, Julios Kosta, in the form attached hereto as Exhibits “B” and “C”.

(i)

Issuance of Shares. Certificates representing the Shares issued in the name of the Seller shall have been delivered to the Seller.

Section 5.03

Termination of Agreement; Damages.

(a)

In the event all conditions to Closing have not been satisfied or waived in writing by the Party that is the beneficiary of the condition within One Hundred and Twenty Two (122) days of the Agreement Date, or such later date that the Parties agree to in writing, then this Agreement shall terminate.

(b)

If the sale of the Assets contemplated in this Agreement is not consummated on account of a willful default by the Seller, then, in view of the difficulty of determining the Purchaser’s damages, the Parties agree that the Purchaser shall be entitled to the sum of $100,000.00 USD as full and complete liquidated damages, and not as a penalty, and no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity.

(c)

If the sale of the Assets contemplated in this Agreement is not consummated on account of a willful default by the Purchaser, then, in view of the difficulty of determining the Seller’s damages, the Parties agree that the Seller shall be entitled to the sum of $100,000.00 USD as full and complete liquidated damages, and not as a penalty, and no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity.

ARTICLE VI. INDEMNITIES

Section 6.01

Indemnity by the Seller. The Seller hereby agrees to indemnify and to promptly defend and hold harmless, Purchaser and Purchaser’s officers, directors, shareholders, agents and affiliates (collectively, with the Purchaser, the “Purchaser Indemnified Parties”) from and against any and all claims, costs, expenses (including, without limitation, reasonable attorneys’ fees and court costs), judgments, actions, suits, proceedings, penalties, fines, damages, losses and liabilities of any kind or nature (collectively, “Losses”) incurred by any of them resulting from or arising out of any of the following:

(a)

any breach of any of the representations, warranties, covenants, or agreements made or to be performed by the Seller pursuant to this Agreement or

(b)

the assertion against a Purchaser Indemnified Party or the Assets of any liabilities of the Seller.

The Parties agree that the Seller’s indemnification obligations pursuant to this Section 6.01 shall extend to any claim which is made in writing to the Seller by a Purchaser Indemnified Party within two (2) years from the Closing Date. To the extent a claim is timely made by a Purchaser Indemnified Party, the Seller’s indemnification obligation shall extend to all Losses relating to the claim and reasonable costs and expenses, including, but not limited to, attorney’s fees incurred in connection with the defense by the Purchaser Indemnified Party of the claim.

Section 6.02

Indemnity by the Purchaser. The Purchaser agrees to indemnify the Seller and the Seller’s officers, directors, shareholders, agents and affiliates (collectively, with the Seller, the “Seller Indemnified Parties”) from and against any and all Losses incurred by any of them resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Purchaser pursuant to this Agreement. The Parties agree that the Purchaser’s indemnification obligations pursuant to this Section 6.02 shall extend to any claim which is made in writing to the Purchaser by a Seller Indemnified Party within two (2) years from the Closing Date. To the extent a claim is timely made by a Seller Indemnified Party, the Purchaser’s indemnification obligation shall extend to all Losses relating to the claim and reasonable costs and expenses, including, but not limited to, attorney’s fees incurred in connection with the defense by the Seller Indemnified Party of the claim.

Section 6.03

Right to Defend. Each indemnified party will promptly notify each indemnifying party of any claim, action or proceeding for which indemnification will be sought pursuant to this Agreement, and the indemnifying party or parties will have the right at (his, her or their) expense to assume the defense thereof; provided, however, that an indemnified party shall have the right to participate at its own expense with respect to any such claim, action or proceeding and that no such claim, action or proceeding shall be settled without the prior written consent of the indemnified party unless the same shall be settled solely for money damages or other payments covered by the indemnity hereunder and the indemnified party is fully and unconditionally released from all liability with respect thereto.  In connection with any such defense, the parties agree to cooperate with each other and to provide each other with access to relevant books and records now or hereafter in their possession or control. Any delay or failure to notify the indemnifying party shall relieve the indemnifying party of its obligations to the indemnified party under this Article VI only to the extent that the indemnifying party is prejudiced by reason of such delay or failure.

Section 6.04

Exclusive Remedy. The indemnification provisions of this Article IV shall be the exclusive remedy following the Agreement Date of any breaches or alleged breaches of any representation, warranty, covenant or agreement contained herein or for any loss relating to or arising out of this Agreement.  Each of the Parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party’s “Representatives”), agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty representation, warranty, covenant or agreement contained herein or for any Loss relating to or arising out of this Agreement, except pursuant to the express provisions of this Article VI.

Section 6.05

Taxes and Insurance. The amount of the Losses suffered by an indemnified party for which indemnification is provided hereunder shall be net of any insurance payment or other recovery which the indemnified party or its Representatives realize in respect of or as a result of or the facts or circumstances relating thereto. If, after the Closing Date, either party hereto suffers Losses for which it is indemnified hereunder by the other party, such indemnified party shall promptly seek the maximum recovery or other benefit available to it under any applicable insurance policy. An indemnified party shall furnish to the indemnifying party, on demand, a certificate of its chief financial officer verifying the amount of any such insurance recovery or other benefit. If any Losses for which indemnification is provided hereunder is reduced by any such insurance payment or other recovery from a third party following an indemnification payment hereunder, the amount of such reduction shall be remitted to the indemnifying party.

ARTICLE VII. MISCELLANEOUS

Section 7.01

Survival of Representations and Warranties. Except as otherwise provided herein, all representations and warranties made herein or in any document or instrument referred to herein or executed and delivered pursuant hereto are material, have been relied upon by Seller and Purchaser, shall survive the consummation of the transactions described herein, and shall not merge in the performance of any obligation by any party hereto. Any claim for indemnification hereunder must be made by giving written notice of such claim to the party from whom indemnification is sought not later than two (2) years after the Closing Date.

Section 7.02

Fees and Expenses of the Parties.   The Seller and the Purchaser shall each pay their own respective fees and other expenses, including the expenses of their accountants and attorneys, in connection with the negotiation, execution and performance of this Agreement.  The Seller shall pay the cost of recording any transfer of title of the Assets to the Purchaser.

Section 7.03

Entire Agreement. This Agreement and all exhibits and documents referenced herein supersede all prior discussions and agreements between Seller and Purchaser concerning the transactions contemplated herein and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect hereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by Seller and Purchaser.

Section 7.04

No Waivers.  No failure or delay on the part of any party in exercising any right, power, privilege or remedy arising hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or future exercise thereof or the exercise of any other right, power, privilege or remedy.  No notice to or demand on any party in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

Section 7.05

Modifications.  No modification, amendment or waiver of any provision of this Agreement, nor any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.

Section 7.06

Headings; Interpretation.  Section headings have been inserted in this Agreement as a matter of convenience and for reference only and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.  Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

Section 7.07

Attorney’s Fees.  In the event any party hereto initiates legal action in connection with this Agreement, then the party which prevails in such action shall be entitled to recover, in addition to all other remedies and damages, reasonable attorney’s fees and costs of court incurred in such legal action.

Section 7.08

Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective heirs, legal representatives, successors and assigns, to the same extent as if specified at length throughout this Agreement.

Section 7.09

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

Section 7.10

Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of Florida, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

Section 7.11

Venue. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the courts of the state of Florida, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Western District of Florida, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

IN WITNESS WHEREOF the parties have executed this Agreement under seal as of the Agreement Date.

Purchaser: UNIVERSAL ENTERTAINMENT SAS, INC., a Florida corporation ____________________________ By: Pierre Quilliam Its: Chief Executive Officer	Seller: UNIVERSAL ENTERTAINMENT SAS, INC., a Colombian corporation ____________________________ By: Julios Kosta Its: manager

EXHIBIT A